UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 29, 2005

ANGIODYNAMICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-50761	11-3146460
(Commission File Number)	(IRS Employer Identification No.)

603 Queensbury Avenue, Queensbury, New York	12804
(Address of Principal Executive Offices)	(Zip Code)

(518) 798-1215

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement

On July 29, 2005, the compensation committee of the board of directors of AngioDynamics, Inc. (the “Company”), took the following actions:

1.

Approved individual annual performance objectives, or MBO’s, for fiscal 2006 for the Company’s executive officers under the Company’s Management Profitability Bonus Program (the “Program”), which was originally adopted in June 2003. A copy of the Program is filed as exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

2.	Amended the Program to increase the President’s (CEO) target bonus to 40% from 35%.
3.	Approved payment under the Program of the fiscal 2005 MBO bonuses to the Company’s executive officers.
4.	Approved payment under the Program of the fiscal 2005 fourth quarter financial bonuses to the Company’s executive officers.
5.	Approved payment under the Program of the annual over-achievement bonuses for fiscal 2005 to the Company’s executive officers.
6.	Approved increased annual base salaries for the Company’s executive officers for fiscal 2006.
7.	Granted stock options to the Company’s executive officers under the Company’s 2004 Stock and Incentive Award Plan.

The Company’s Management Profitability Bonus Program

All salaried managerial and supervisory personnel, including the Company’s executive officers, are eligible to receive bonuses under the Program. For executive officers, target bonuses are set as a percentage of base salary as follows:

President (CEO)	35% of base salary (for fiscal 2005)
40% of base salary (for fiscal 2006 and thereafter)

Vice Presidents	30% of base salary

The target bonuses constitute the total bonuses payable to the executive officers in the form of MBO bonuses and quarterly and annual financial bonuses, except for any over-achievement bonuses, as described below. Thirty percent of the target bonus is payable at year-end upon satisfaction of the officer’s MBO’s. Each officer’s MBO’s, except those of the Chief Executive Officer (the “CEO”), are developed by the officer and the CEO and submitted to the compensation committee for approval. The CEO develops and submits his MBO’s directly to the committee for approval. After the end of the fiscal year, payment of the MBO bonuses is subject to the approval of the compensation committee based on the recommendation of the CEO (for all officers other than himself) or the committee itself for the CEO. The MBO’s are individual performance objectives that may relate to financial, corporate, departmental, or other individual goals and objectives.

The remaining 70% of the target bonus (the “financial bonus”) is payable in four equal quarterly payments upon the Company’s achieving quarterly and annual earnings before interest and taxes (“EBIT”) objectives set forth in the Company’s annual budget, as approved by the board of directors. Of the amount payable each quarter, 25% is held back for distribution after the end of the fiscal year if the Company achieves its year-end EBIT goal. Over-achievement bonuses, totaling up to 150% of the target bonus (less amounts paid as MBO bonuses and quarterly bonuses) are payable if the Company exceeds its year-end EBIT goals by up to 120%.

Fiscal 2006 MBO’s

At its meeting on July 29, 2005, the compensation committee approved the MBO’s for fiscal 2006 for all the Company’s executive officers. The fiscal 2006 MBO’s generally consist of a combination of one or more Company financial benchmarks, including objectives relating to revenues, gross margins, EBIT, expense limitations and similar goals, and specific personal performance objectives set for each officer. These objectives generally relate to matters within each officer’s specific department or area of responsibility. The various MBO’s were assigned percentage values in accordance with their importance to the Company’s achievement of its overall objectives.

Fiscal 2005 MBO’s, Fiscal 2005 Fourth Quarter

Financial Bonuses, and Fiscal 2006 Base Salaries

On July 29, 2005, the compensation committee also approved payment of fiscal 2005 MBO bonuses and fiscal 2005 fourth quarter financial bonuses (including over-achievement bonuses) to the Company’s executive officers, and approved increased annual base salaries for fiscal 2006 for each executive officer. The following table sets forth the fiscal 2006 annual base salaries, fiscal 2005 MBO bonuses and fiscal 2005 fourth quarter financial bonuses for the executive officers who will be included as the Named Executive Officers in the Company’s 2005 proxy statement.

Name	Position	Fiscal 2005 MBO Bonus	Fiscal 2005 4th Quarter Financial Bonus (1)	Fiscal 2006 Base Salary
Eammon P. Hobbs	President and CEO	$24,531	$75,344	$289,000
Paul J. Shea	Vice President, Sales	13,607	40,632	181,427
Robert M. Rossell	Vice President, Marketing	14,714	39,544	176,567

Name	Position	Fiscal 2005 MBO Bonus	Fiscal 2005 4th Quarter Financial Bonus (1)	Fiscal 2006 Base Salary
Brian S. Kunst	Vice President, Regulatory Affairs/Quality Assurance	14,175	38,095	170,100
William M. Appling	Vice President, Research & Development	13,586	37,643	168,078

(1) Includes over-achievement bonuses for fiscal 2005.

Stock Options

At the July 29, 2005 meeting, the compensation committee also approved grants of non-qualified stock options under the Company’s 2004 Stock and Incentive Award Plan (the “2004 Plan”) to the Company’s executive officers, which have been reported on Form 4 filings made by or on behalf of each officer with the Securities and Exchange Commission (“SEC”). The option grants were made pursuant to option agreements, the form of which, together with the 2004 Plan, have previously been filed as exhibits with the SEC.

Item 9.01	Financial Statements And Exhibits
(c)	Exhibits
10.1	AngioDynamics, Inc. Management Profitability Bonus Program.

10.2	Summary of Fiscal 2006 Base Compensation for the Named Executive Officers of AngioDynamics, Inc.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 4, 2005	ANGIODYNAMICS, INC.

(Registrant)

By: /s/ Joseph G. Gerardi

Joseph G. Gerardi

Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	AngioDynamics, Inc. Management Profitability Bonus Program.

10.2	Summary of Fiscal 2006 Base Compensation for the Named Executive Officers of AngioDynamics, Inc.